UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2007

DREAMS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-30310	87-0368170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 South University Drive, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 377-0002

Registrant’s facsimile number, including area code: (954) 475-8785

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Dreams, Inc. (the “Company”) intends to meet with investors from time to time beginning on October 24, 2007, and present certain investor information regarding the Company. Pursuant to Regulation FD, a copy of the investor presentation is attached hereto as Exhibit 99.1.

The investor presentation contains certain non-GAAP financial measures as defined under Regulation G of the rules and regulations of the SEC. The non-GAAP financial measures contained in the presentation include a presentation of EBITDA. EBITDA equals net income before interest, taxes, depreciation and amortization. The slides included in the presentation include net income for the comparable period. Management believes providing this non-GAAP financial information to investors is useful information for comparing the Company’s period-to-period results.

Pursuant to the rules of the Securities and Exchange Commission, the information contained in this report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Act”), as amended, and will not be incorporated by reference into any filings by the Company under such Act or the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Dreams Inc. Investor Presentation Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 24, 2007	DREAMS, INC.

	By:	/s/ ROSS TANNENBAUM
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Dreams Inc. Investor Presentation Materials